Exhibit 5.1

                                                                Legal Department
                                                           250 West Pratt Street
                                                                      23rd Floor
                                                             Baltimore, MD 21201
                                                                    410-783-3082
                                                                410-783-3079 Fax

May 24, 2002

Constellation Energy Group, Inc.
250 West Pratt Street
Baltimore, MD 21201

Ladies and Gentlemen:

         I am a Senior Counsel for Constellation Energy Group, Inc., a Maryland corporation (the "Company"), and am furnishing this opinion in connection with the Company's registration statement on Form S-8 filed on the date hereof (the "Registration Statement") to register under the Securities Act of 1933, as amended, 13 million shares (the "Shares") of common stock (no par value) of the Company (the "Common Stock") to be issued pursuant to the Constellation Energy Group, Inc. Executive Long-Term Incentive Plan and Constellation Energy Group, Inc. 2002 Senior Management Long-Term Incentive Plan (the "Plans").

         In connection with this opinion, I have considered such records and documents, and made such examinations of law as I have deemed relevant. I am of the opinion that any original issued Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans, will be validly issued, fully paid and non-assessable.

         I express no opinion as to the law of any jurisdiction other than the law of the State of Maryland and the law of the United States of America. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

         This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                     Sincerely yours,

                                                     /s/  Sally Samuel
                                                     Sally Samuel